                                                                    EXHIBIT 23.2



     We hereby consent to the use in the Registration Statement of Moovies, Inc. on Form S-1, dated May 16, 1996, of our report dated December 21, 1994 relating to the statements of income and cash flows of Move America, Incorporated, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                         MCGLADREY & PULLEN, LLP



Des Moines, Iowa
May 16, 1996